EXHIBIT 3.4









                               Minutes and By-Laws

                                       of

                            R-TEC TECHNOLOGIES, INC.









                      Commencing        November 4, 1998

                      Ending

                                     BY-LAWS
                                       OF
                            R-TEC TECHNOLOGIES, INC.
       -----------------------------------------------------------------
Adopted
                                    ARTICLE I
                                     OFFICES

1. Registration Office and Agent. -- The registered office of the Corporation in the State of New Jersey is at

14A:4-1
                           290 Green Road
                           Sparta, New Jersey  07871




The  registered agent of the Corporation at such office is

                           Nancy Vitolo


2. Principal Place of Business. -- The principal place of business of the Corporation is

                           61 Mallard Drive
                           Allumachy, New Jersey  07820


3. Other Places of Business. -- Branch or subordinate places of business or offices may be established at any time by the Board at any place or places where the Corporation is qualified to do business. c/o


                                       B1

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                                   ARTICLE II

                                  SHAREHOLDERS

14A:5-2

14A:5-4(1)        1. Annual  Meeting.--The  annual meeting of shareholders shall be held upon not less than ten nor more than sixty days written notice of the time, place, and purposes of the meeting at 11:30 o'clock a.m. on the 4th day of the month of November of each year at

                                    61 Mallard Drive
                                    Allamuchy, New Jersey  07820

14A:5-1 or at such other time and place as shall be specified in the notice of meeting, in order to elect directors and transact such other business as shall come before the meeting. If that date is a legal holiday, the meeting shall be held at the same hour on the next succeeding business day.

14A:5-3 2. Special Meetings. -- A special meeting of shareholders may be called for any purpose by the president or the Board. A special meeting shall be held upon not less than one nor more than sixty days written notice of the time, place, and purposes of the meeting.



                                       B2

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14A:5-6           3. Action Without Meeting. -- The shareholders may act without a meeting by written consent in accordance with N.J.S.A. 14A:5-6. Such consents may be executed together, or in counterparts, and shall be filed in the Minute Book. Special rules apply to the annual election of directors, mergers, consolidations, acquisitions of shares or the sales of assets.


14A:5-9(1)        4. Quorum.  -- The presence at a meeting in person or by proxy of the holders of shares entitled to cast (51%) fifty one percent of the votes shall constitute a quorum.


                                       B3

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                                   ARTICLE III

                               BOARD OF DIRECTORS


14A:6-2 1. Number and Term of Office. -- The Board shall consist of no more than five and no less than two members. The precise number shall be set by the directors or by the 14A:3-3 shareholders at each annual meeting before the election of directors. Each director shall be elected by the shareholders at each annual meeting and shall hold office until that director's successor shall have been elected and qualified.


14A:6-10 2. Regular Meetings. -- A regular meeting of the Board shall be held without notice immediately following and at the same place as the annual shareholders' meeting for the purposes of electing officers and conducting such other business as may come before the meeting. The Board, by resolution, may provide for additional regular meetings which may be held without notice, except to members not present at the time of the adoption of the resolution.


14A:6-10(2)       3. Special  Meeting.  -- A special meeting of the Board may be called at any time by the president or by directors for any purpose. Such meeting shall be held upon days notice if given orally (either by telephone or in person,) or by telegraph, or by 10 days notice if given by depositing the notice in the United States mails, postage prepaid. Such notice shall specify the time and place of the meeting.



                                       B4

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14A:6-7.1(5)      4.  Action  Without  Meeting.  -- The Board may act  without a meeting if, prior to subsequent to such action, each member of the Board shall consent in writing to such action. Such written consent or consents shall be filed in the minute book.


14A:6-7.1(3)      5.  Quorum.  -- Two of the entire  Board  shall  constitute  a quorum for the transaction of business.


14A:6-5 6. Vacancies in Board of Directors. -- Any vacancy in the Board may be filled by the affirmative vote of a majority of the remaining directors, even though less than a quorum of the Board, or by a sole remaining director.


14A:6-6 7. Removal of Directors. -- Any director may be removed for cause, or without cause unless otherwise provided in the certificate of incorporation, by a majority vote of shareholders.



                                       B5

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14A:6-10(3)       8. Presence at Meetings.  -- Where  appropriate  communication facilities are reasonably available, any or all directors shall have the right to participate in all or any part of a meeting of the board or a committee of the board by means of conference telephone or any means of communication by which all persons participating in the meeting are able to hear each other.


                                       B6

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                                   ARTICLE IV

                                WAIVER OF NOTICE


14A:55(1)

14A:6-10(2)       Any notice  required by these by-laws,  by the  certificate of incorporation, or by the New Jersey Business Corporation Act may be waived in writing by any person entitled to notice. The waiver or waivers may be executed either before or after the event with respect to which notice is waived. Each director or shareholder attending a meeting without protesting, prior to its conclusion, the lack of proper notice shall be deemed conclusively to have waived notice of the meeting.











                                       B6

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                                    ARTICLE V

                                    OFFICERS

14A:6-15(1)             1.  Election.  -- At its regular  meeting  following the
                        annual meeting of shareholders,  the Board shall elect a
14A:6-15(2)             resident,  a treasurer,  a  secretary,  and it may elect
                        such  other   officers,   including  one  or  more  vice
                        presidents, as it shall deem necessary. One person may hold two or more offices.


14A:6-15(4)             2. Duties and Authority of  President.  -- The president
                        shall be chief  executive  officer  of the  Corporation.
                        Subject  only to the  authority  of the Board,  he shall
                        have   general   charge  and   supervision   over,   and
                        responsibility  for,  the  business  and  affairs of the
                        Corporation. Unless otherwise directed by the Board, all
                        other  officers  shall be subject to the  authority  and
                        supervision  of the  president.  THe president may enter
                        into  and  execute  in  the  name  of  the   Corporation
                        contracts or other instruments in the regular course of business or contracts or other instruments not in the regular course of business which are authorized, either generally or specifically, by the Board. He shall have the general powers and duties of management usually vested in the office of president or a corporation.



                                       B7

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14A:6-15(4)             3. Duties and Authority of Vice  President.  -- The vice
                        president shall perform such duties and have such authority as from time to time may be delegated to him by the president or by the Board. In the absence of the president or in the event of his death, inability, or refusal to act, the vice president shall perform the
                        duties  and  be  vested  with  the   authority   of  the
                        president.

14A:6-15(4)             4. Duties and Authority of  Treasurer.  -- The treasurer
                        shall have the custody of the funds and securities of the Corporation and shall keep or cause to be kept regular books of account for the Corporation. The treasurer shall perform such other duties and possess such other powers as are incident to that office or as shall be assigned by the president or the Board.

14A:6-15(4)             5. Duties and Authority of  Secretary.  -- The secretary
                        shall cause notices of all meetings to be served as prescribed in these by-laws and shall keep or cause to be kept the minutes of all meetings of the shareholders and the Board. The secretary shall have charge of the seal of the Corporation. The secretary shall perform such other duties and possess such other powers as are incident to that office or as are assigned by the president of the Board.


                                       B8

14A:6-16                6.  Removal  and  Resignation  of  Officers;  Filling of
                        Vacancies.

                              A. Any officer elected by the board may be removed
                        by the board with or without cause. An officer elected by the shareholders may be removed, with or without cause, only by vote of the shareholders but his authority to act as an officer may be suspended by the board for cause. The removal of an officer shall be without prejudice to his contract rights, if any. Election of an officer shall not of itself create contract rights.

                              B. An officer may resign by written  notice to the
                        corporation. The resignation shall be effective upon receipt thereof by the corporation or at such subsequent time as shall be specified in the notice of resignation.

                              C. Any vacancy occurring among the officers, however caused, shall be filled by the board.


                                       B9

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                                   ARTICLE VI
                      AMENDMENTS TO AND EFFECT OF BY-LAWS;
                                   FISCAL YEAR

                        1. Force and Effect of By-Laws. -- These by-laws are subject to the provisions of the New Jersey Business Corporation Act and the Corporation's certificate of incorporation, as it may be amended from time to time. If any provision in these by-laws is inconsistent with a provision in the Act or the certificate of in corporation, the provision of that Act or the certificate of incorporation shall govern.

                        2. Wherever in these by-laws references are made to more than one incorporator, director, or shareholder, they shall, if this is a sole incorporator, director, shareholder corporation, be construed to mean the solitary person; and all provisions dealing with the quantum of majorities of quorums shall be deemed to mean the action by the one person constituting the corporation.

14A:22-9(1)             3.  Amendments  to  By-laws.  --  These  by-laws  may be
                        altered, amended, or repealed by the shareholders or the
                        board. Any by-law adopted,  amended,  or shareholders or
                        the board. Any by-law adopted,  amended,  or repealed by
                        the  shareholders  may be  amended  or  repealed  by the
                        board,   unless  the  resolution  of  the   shareholders
                        adopting   such   by-law   expressly   reserves  to  the
                        shareholders the right to amend or repeal it.


                        4. Fiscal Year. -- The fiscal year of the corporation shall begin on the first day of January of each year.



                                      B10

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                           MINUTES OF FIRST MEETING OF
                                  SHAREHOLDERS

         A meeting of the shareholders of R-TEC TECHNOLOGIES, INC. was held at 11:30 o'clock a.m., November 4, 1998 at

                                    61 Mallard Drive
                                    Allamuchy, New Jersey  07820

         The following persons, constituting a quorum, were present in person or by proxy:

         The president presided as chairman of the meeting, and the secretary recorded the minutes of the meeting.

         The president reported on the organization of the Corporation, noting that the Board had adopted by-laws, elected officers, and determined to undertake certain activities.


                                       S2

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         The next matter to be considered  was the election of directors to hold office until the next annual meeting of shareholders. The president noted that the Corporation's by-laws provide for no more than five and no less than two directors. The following persons were nominated as directors and, there being no other nominations, were unanimously elected:

                   Nancy Vitolo  - Secretary
                   Philip Lacqua - President
                   Marc M. Scola - Vice President, Treasurer
                                   And General Counsel

         There being no further business presented, the meeting was duly adjourned.


                                                    /s/Nancy Vitolo
                                                    -----------------------
                                                    Nancy Vitolo, Secretary


                                       S3

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                               WAIVER OF NOTICE OF
                             MEETING OF SHAREHOLDERS

                  The undersigned, each being a shareholder of R-TEC TECHNOLOGIES, INC. waive all notice required by the Corporation's by-laws and the laws of the State of New Jersey of the time, place, and purposes of a meeting of the shareholders and fix November 4, 1998, as the date, 11:30 o'clock a.m. as the time, and

                  61 Mallard Drive, Allamuchy, New Jersey  07820

as the place, and the following as the purposes:

                  Electing a Board of Directors, approving By-Laws and various other documents of the corporation.

                  The transaction of such other business as may properly come before the meeting.

                                                              /s/Marc M. Scola
                                                              ----------------
                                                              Marc M. Scola

                                                              /s/Philip Lacqua
                                                              ----------------
                                                              Philip Lacqua

Dated:  November 4, 1998                                      /s/Nancy Vitolo
                                                              ----------------
                                                              Nancy Vitolo



                                       S6

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                  I HEREBY CERTIFY that all shareholders of the Corporation were present at the foregoing meeting and that none protested the absence of notice of the meeting.




Dated:  November __, 1998                                /s/Nancy Vitolo
                                                        -----------------------
                                                        Nancy Vitolo, Secretary







                                       S7

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                  THE  UNDERSIGNED,   being  all  of  the  shareholders  of  the
Corporation, acknowledge that they attended the foregoing meeting without protest of absence of notice and that the foregoing minutes accurately reflect the actions taken at that meeting.



                                                         /s/Nancy Vitolo
                                                         ---------------
                                                         Nancy Vitolo

                                                         /s/Marc M. Scola
                                                         ----------------
                                                         Marc M. Scola

                                                         /s/Philip Lacqua
                                                         ----------------
                                                         Philip Lacqua


Dated:  November 4, 1998







                                       S8